UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 16, 2006
Date of Report (Date of earliest event reported)
THE SPECTRANETICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
96 Talamine Court
Colorado Springs, CO 80907-5186
(Address of principal executive offices) (Zip Code)
(719) 633-8333
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
On May 16, 2006, The Spectranetics Corporation (“Spectranetics”) entered into a catheter development agreement with Bioscan Technologies, Ltd., a privately held company in Israel (“Bioscan”). Spectranetics will fund research as to the feasibility of combining Bioscan’s optical imaging technology with Spectranetics’s fiber-optic laser catheters. The initial phase of the agreement will determine feasibility and, if feasibility is proven, product development activities will commence.
In exchange for funding the feasibility and product development efforts and the payment of royalties and other costs associated with key milestones defined in the agreement, Spectranetics will receive an exclusive, perpetual, worldwide license to Bioscan’s intellectual property held currently and developed during the course of the collaboration for use within the field of atherectomy.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 22, 2006

THE SPECTRANETICS CORPORATION

By:	/s/ Guy A. Childs

Name: Guy A. Childs
Title: Vice President, Chief Financial Officer & Secretary